Exhibit 5
May 24, 2007
Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
     Re:  Registration Statement on Form S-3 Filed by Parker-Hannifin Corporation
Ladies and Gentlemen:
     We have acted as counsel for Parker-Hannifin Corporation, an Ohio corporation (“Parker”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by Parker of: (i) debt securities of Parker (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock (as defined below); (ii) shares of common stock, par value $.50 per share, of Parker (the “Common Stock”) and associated common stock purchase rights of Parker that may be issued to the holders of the Common Stock (the “Rights”); (iii) shares of serial preferred stock, par value $.50 per share, of Parker (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iv) depositary shares of Parker representing fractional interests in Preferred Stock (the “Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (vi) contracts to purchase Common Stock or other securities at a future date or dates (the “Stock Purchase Contracts”), which may be issued separately or as part of units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the securities under the Stock Purchase Contracts (the “Stock Purchase Units”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities, the Common Stock, the Rights, the Preferred Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The Debt Securities, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parker.

2.	The shares of Common Stock, upon receipt by Parker of such lawful consideration therefor having a value not less than the par value therefor as Parker’s Board of Directors

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May 24, 2007

(or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.	When issued in accordance with the Shareholder Protection Rights Agreement, dated as of February 8, 2007 (the “Rights Agreement”), between Parker and National City Bank, as rights agent, the Rights will be validly issued .

4.	The shares of Preferred Stock, upon receipt by Parker of such lawful consideration therefor having a value not less than the par value therefor as Parker’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

5.	The Depositary Shares, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

6.	The Warrants, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parker.

7.	The Stock Purchase Contracts, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parker.

8.	The Stock Purchase Units, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parker.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by Parker’s Board of Directors (or an authorized committee thereof), Parker’s Amended Articles of Incorporation (the “Articles of Incorporation”) and applicable law; (iv) Parker will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing Parker to issue, offer and sell the Securities will have been adopted by Parker’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by Parker; (vi) all Securities will be

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issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below) and each Stock Purchase Unit will be governed by and construed in accordance with the laws of the State of New York.
     With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture that has been executed and delivered by Parker and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by Parker and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.
     With respect to any Securities consisting of Preferred Stock, we have further assumed that Parker will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Ohio of a certificate of amendment to the Articles of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.
     With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between Parker and an entity (the “Depositary”) selected by Parker to act as depository (the “Deposit Agreement”); and (ii) issued after Parker deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement.
     With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between Parker and an entity selected by Parker to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by Parker and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by Parker and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Stock Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between Parker and an entity selected by Parker to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by Parker and the Purchase Contract Agent; and (ii) the Stock Purchase Contracts will be authorized, executed and delivered by Parker and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

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May 24, 2007

     With respect to any Securities consisting of Stock Purchase Units, we have further assumed that each component of such Stock Purchase Units will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.
     Our opinions set forth in paragraphs 1, 6, 7 and 8 are limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally; and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
     The opinions expressed herein are limited to the federal securities laws of the United States of America, the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     The opinion set forth in paragraph 3 is limited to the valid issuance of the Rights under the corporation laws of the State of Ohio. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 3, we have assumed that the Directors of Parker have acted and will act in the good faith exercise of their business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.
     In rendering the opinion set forth in paragraph 3, moreover, we note that our research indicates that there are no reported decisions applying Ohio law concerning the authorization or issuance of securities substantially similar to the Rights. In the absence of directly applicable judicial authority, we have considered the pertinent provisions of Ohio corporation law and the decisions of courts applying the laws of other jurisdictions to analogous factual situations. Although such decisions may be persuasive to Ohio courts, they have no binding precedential effect.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day